Exhibit 99.1

Contact: Jonathan Lloyd Jones Vice President & CFO Columbia Laboratories, Inc. (617) 639-1500	Seth Lewis Senior Vice President The Trout Group LLC (646) 378-2952

FOR IMMEDIATE RELEASE

Columbia Laboratories’ Board Approves 1-for-8 Reverse Stock Split

BOSTON, MA – July 26, 2013 – Columbia Laboratories, Inc. (“Columbia” or the “Company”) (NasdaqCM: CBRX) announced today that its Board of Directors (the “Board”) has set a ratio of 1-for-8 for its previously approved reverse stock split of its common stock, and an anticipated effective date for the reverse stock split of the later of (i) the filing with the Secretary of the State of Delaware of a certificate of amendment with respect to the reverse stock split or (ii) August 9, 2013. The reverse stock split was approved by the Company’s stockholders at its annual meeting of stockholders on May 1, 2013, where the Company’s stockholders granted to the Board the authority to amend the Company’s certificate of incorporation to effectuate a reverse stock split of its Common Stock at a ratio of up to and including 1-for-10, as determined by the Board.

No fractional shares will be issued as a result of the reverse stock split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the reverse stock split will receive a cash payment in lieu of such fractional share. American Stock Transfer & Trust Company, LLC will act as exchange agent for the Reverse Stock Split.

About Columbia Laboratories

Columbia Laboratories, Inc. is a publicly traded specialty pharmaceutical company with a successful history of developing proprietary, vaginally administered products for women’s health indications. The Company receives sales and royalty revenues from CRINONE® (progesterone gel), which is marketed by Actavis, Inc. in the United States and by Merck Serono S.A. in over 60 foreign countries. Columbia’s press releases and other company information are available online at www.columbialabs.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements, which statements are indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “anticipates,” “potential,” “should,” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: Actavis’ and Merck Serono’s success in marketing CRINONE for use in infertility in their respective markets; successful development by Actavis of a next-generation vaginal progesterone product for the U.S. market; difficulties or delays in manufacturing; the availability and pricing of third-party sourced products and materials; successful compliance with FDA and other governmental regulations applicable to manufacturing facilities, products and/or businesses; changes in the laws and regulations; the ability to obtain and enforce patents and other intellectual property rights; the impact of patent expiration; the impact of competitive products and pricing; the strength of the United States dollar relative to international currencies, particularly the euro; competitive, economic, and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the SEC, including, but not limited to, its Annual Report on Form 10-K for the period ended December 31, 2012. Columbia does not undertake any responsibility to revise or update any forward-looking statements contained herein, except as expressly required by law.

CRINONE® is a registered trademark of Actavis, Inc. in the U.S.

4 Liberty Square • Fourth Floor • Boston, MA 02109

TEL: (617) 639-1500 • FAX: (617) 482-0618 • http://www.columbialabs.com